UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 16, 2013

PolyMedix, Inc.
(Exact Name of Issuer as Specified in Charter)

Delaware	000-51895	27-0125925
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

170 N. Radnor-Chester Road; Suite 300 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(484) 598-2400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	Entry Into a Material Definitive Agreement.

On January 16, 2013, PolyMedix, Inc., a Delaware corporation, referred to as the “Company,” and the Company’s wholly owned subsidiary, PolyMedix Pharmaceuticals, Inc., collectively referred to as the “Borrowers,” entered into a Second Amendment to Loan and Security Agreement with MidCap Financial SBIC, LP, a Delaware limited partnership, as administrative agent and lender.  In the second amendment, among other things, the agent and lender agreed that during a fundraising period which ends on March 2, 2013, it will not deliver notice of an event of default to Borrowers or accelerate the Borrowers’ obligations under the loan documents based on facts known to it as of the date of the amendment, including, without limitation, the deterioration of the Borrowers’ cash position, or otherwise exercise any of its rights and remedies under the loan documents, so long as from and after the date of the amendment no event of default shall occur.  In consideration, the Borrowers have granted the agent, for the benefit of the lender, a security interest in the Borrowers’ intellectual property.  The amendment further provides that in the event that the Borrowers consummate one or more transactions which result in at least $18,500,000 in aggregate net proceeds to the Borrowers, the agent and lender will release the security interest in the Borrowers’ intellectual property.  Except as expressly modified by the amendment, the loan and security agreement, as amended by the first amendment, remain in full force and effect in accordance with its terms and conditions.  No assurance can be given that the Borrowers will consummate any transaction or that the net proceeds from any transactions will be sufficient to obtain the release of the security interest in the Borrowers’ intellectual property.

Item 7.01.	Regulation FD Disclosure.

On January 23, 2013, the Company issued a press release announcing that it has engaged Canaccord Genuity Inc. as its financial advisor to review and assist with the Company’s strategic and financial alternatives, as well as the amendment described above in Item 1.01.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated January 23, 2013.

Forward-looking statements.  This report contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that could cause the Company’s actual results and experience to differ materially from anticipated results and expectations expressed in the forward looking statements. PolyMedix has in some cases identified forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends,” “goal,” “potential,” “may,” “suggest,” and similar expressions. Among other factors that could cause actual results to differ materially from those expressed in forward-looking statements are the Company’s need for, and the availability of, substantial capital in the future to fund its operations and research and development, the fact that the Company may not be successful in obtaining financing or completing an alternative transaction, and the fact that the Company’s compounds may not successfully complete pre-clinical or clinical testing, or be granted regulatory approval to be sold and marketed in the United States or elsewhere.  You should not place undue reliance on any forward-looking statements.  The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events, except as required by applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

Date: January 23, 2013	By:	/s/ Edward F. Smith
Edward F. Smith
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated January 23, 2013.